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                           BNY FINANCIAL CORPORATION
                   RESTATED AND AMENDED FACTORING AGREEMENT

  Acclaim Entertainment, Inc.
  71 Audrey Avenue
  Oyster Bay, NY  11771

    Effective as of February 1, 1995, this agreement restates and amends in its entirety, without a break in continuity, that certain Factoring Agreement dated February 26, 1990 ("Effective Date"), as supplemented and amended and all references to the "Factoring Agreement" contained therein shall be deemed to be references to this Restated and Amended Factoring Agreement. Nothing contained herein, however, is or shall be deemed to change or limit any of the Other Documents (as defined in that certain Revolving Credit and Security Agreement dated as of January 1, 1993, as Amended and Restated on February 28,1995 entered into between ourselves, as Lender, and yourselves, Acclaim Distribution Inc., LJN Toys, Ltd., Acclaim Entertainment Canada, Ltd. and Arena Entertainment, Inc. as Borrowers (each and all of such other Borrowers, herein "Affiliated Concerns"); such Revolving Credit and Security Agreement as amended and supplemented, herein the "Credit Agreement") between or concerning us, which shall each remain in full force and effect.

    This agreement states the terms and conditions upon which we are to act as your sole factor.

    1.  COVERED SALES; SECURITY INTEREST

      (a) You hereby assign and sell to us, as absolute owner, and we hereby purchase from you, all home interactive entertainment software
  Receivables (as hereinafter defined) other than Receivables: (i) arising from sales to your subsidiaries and affiliates, and (ii) arising from sales made to customers outside  the United States of America, Canada or
  Mexico, which Receivables in each case are   created on or after the
  Effective Date, which arise from your rendition of services or your sale of merchandise. Our purchase of and acquisition of title to each Receivable will be effective as of the date of its creation and will be entered on our books when you furnish us with a copy of the respective invoice.

      (b) You hereby grant to us a continuing security interest in all of your present and future Receivables, as security for all "Obligations" (as hereinafter defined).

    2.  CUSTOMER CREDIT APPROVAL

    You shall submit to us the principal terms of each of your customers' orders for our written credit approval. We may, in our discretion, approve in writing all or a portion of your customers' orders, either by establishing a credit line limited to a specific amount for a specific customer, or by approving all or a portion of a proposed purchase order submitted by you. No credit approval shall be effective unless in writing and unless the goods are shipped or the services rendered within the time specified in our written credit approval or within 45 days after the approval is given, if no time is specified. After the customer has accepted delivery of the goods or performance of the services, we shall then have the "Credit Risk" as hereinafter defined (but not the risk of non-payment for any other reason), to the extent of the dollar amount specified in the credit approval, on all Receivables evidenced by invoices which arise from orders approved by us in writing. We shall have neither the Credit Risk nor the risk of non-payment for any other reason on Receivables arising from orders not approved by us in writing. We may withdraw our credit approval or withdraw or adjust a credit line at any time before you deliver the goods or render the services.

    3.  PURCHASE PRICE OF RECEIVABLES

    The purchase price of Receivables is the net face amount thereof less our commission. The term "net face amount" means the gross face amount of the invoice, less returns, discounts (which for purposes hereof shall be determined by us where optional terms are given), anticipation reductions or any other unilateral deductions taken by customers, and credits, and allowances to customers of any nature. The purchase price will be payable on the "Maturity Date" (hereinafter described). At the close of each month, we will compute the average due date of all Receivables purchased by us during the month. In computing the average due date we will take into account all credits issued to customers. The Maturity Date for all such Receivables will be six (6) business days after the average due date. We may deduct, from the amount payable to you on any Maturity Date, reserves for all Obligations then chargeable to your account and Obligations which, in our sole judgment, may be chargeable to your account thereafter ("Reserves").

    4.  ADVANCES; INTEREST; COMMISSIONS; LATE PAYMENT CHARGES; LOSSES

      (a)  For our services, we shall charge to your account

        (i) effective as of February 1, 1995, monthly, as of the last day of each month, interest on the average daily balance of all amounts charged and chargeable to your account hereunder (said amounts being herein called "Interest Bearing Obligations") which are outstanding during such month at the average "Revolving Advance Rate" (as defined in the Credit Agreement) in effect during such month; provided, that said interest rate shall not be less than three percent (3%) per annum and shall in no event be higher than the highest rate permitted by New York law; provided however, that the interest rate applicable to the relevant month shall be: (A) the Overformula Rate (as defined in the Credit Agreement); or (B) the Default Rate (as defined in the

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  Credit Agreement), in any instance where the same is stated to be the applicable  interest rate pertaining to Revolving Rate Advances (as defined in the Credit Agreement and) under the Credit Agreement. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

        (ii) effective as of February 1, 1995, monthly, as of the 15th day of each month, a commission at the rate (the "Commission Rate") of twenty five one hundredths  of one percent (.25%) of the gross face amount of each invoice evidencing a Receivable less promotional, advertising and warehousing allowances which allowances, in the aggregate shall not exceed 5% of the gross  face amount of each invoice evidencing a
  Receivable purchased hereunder during  such month on terms not exceeding
  60 days (including dating), plus an additional  one hundred twenty five one thousandths of one percent (.125%) for each additional  thirty (30)
  days or portion thereof of selling terms (such additional dating commission shall not apply to Receivables due from Marisal, Best Buy and
  Caldor,  Inc.).   However, the aggregate amount of commissions you shall
  be obligated to  pay to us for each Calendar Quarter (the three month periods which start on each  of January 1, April 1, July 1 and October 1 of each year)  of a Calendar Year (the  twelve month period starting
  January 1 of each year) or part thereof ("Partial  Calendar Quarter")
  during which this agreement is in effect, shall not be less  than
  $125,000 (the "Minimum Commission"); provided however, that: (a) no
  Minimum  Commission shall be payable if we terminate this agreement prior to the Yearly  Cutoff Date as (defined and) described in Paragraph
  9(a)(i) below in the absence of an Event of Default as defined in and pursuant to Paragraph 9 (a)(ii) hereof; and (b) the Minimum Commission applicable to any Partial Calendar Quarter shall be prorated, based upon the number of calendar months included in such Partial  Calendar Quarter.
  If the commissions  paid by you to us in any Calendar Quarter  or
  Partial Calendar Quarter  (if any) is less than the Minimum Commission or a prorated portion thereof, as the case may be, we shall charge to your account the difference ("Minimum Volume Charge") between the commissions so paid and the Minimum Commission or a prorated protion thereof, as the case may be. We shall compute the Minimum Volume
  Charge, if any, on a calendar quarterly basis and charge your account therefor for each Calendar Quarter in the month following the end of such Calendar Quarter, or in the month following the effective date of termination of this agreement. If any Minimum Volume Charge is paid by you to us for any particular Calendar Quarter(s) and in any subsequent Calendar Quarter or Partial Calendar Quarter (if any) in the same
  Calendar Year, you pay commissions  to us hereunder which exceed the
  Minimum  Commissions for such subsequent Calendar  Quarter, then at the end of such subsequent Calendar Quarter, you shall be  entitled to a credit to your account, in an amount equal to the lesser of: (A) any such excess from the subsequent Calendar Quarter(s) within the same
  Calendar Year;  or (B) the Minimum Volume Charge paid for any such
  Calendar Quarter(s).   Similarly, if for any Calendar Quarter(s) within a
  particular Calendar Year, the commissions paid to us under this Agreement exceed the Minimum Commissions applicable thereto, and we otherwise are entitled to receive a Minimum Volume Charge for any subsequent Calendar Quarter(s) in the same Calendar Year, in calculating the amount of any such Minimum Volume Charge applicable to such subsequent Calendar Quarter(s), you shall be entitled to a credit against the same, in an amount equal to the lesser of: (y) any such excess amount(s) from the prior Calendar Quarter(s) within the same Calendar Year; or (z) the Minimum Volume Charge payable for any such Calendar Quarter(s).

  Our commission on any invoice evidencing a Receivable purchased hereunder shall not be less than $4.50 ("Minimum Invoice Commission") except that there shall be no Minimum Invoice Commission with respect to invoices evidencing receivables arising from sales to Caldor, Inc., HQ Army & Air Force, Shopko Stores, Inc., F.W. Woolworth Co. ("U.S.") and other customers agreed to by us from time to time.

        (iii) customer late payment charges (computed at the same rate as charged on Interest Bearing Obligations, but only if the charge exceeds Five Dollars ($5.00) and the payment is six (6) business days or more past due.

        (iv)  all bank charges for wire transfers.

        (b) Notwithstanding any of the terms hereof to the contrary, effective as of February 1, 1995, at the close of the twelve month period from
  February 1, 1995 to and including January 31, 1996 and each successive twelve  month period (a "Contract Year") and at the close of business on the effective termination date of this Agreement (and the period of time commencing on February 1, 1995 or any February 1 thereafter during which this Agreement is in effect and ending on such effective termination date, herein the "Partial Last Year"), you shall pay to us or, at our option, we may debit to your account with us the first fifteen hundredths of one percent (.15%) of the aggregate amount of Receivables sold and assigned to us in each such Contract Year or Partial Last Year, as the  case may be, for Credit Losses in respect of Receivables for which we have the Credit Risk but, except as provided above, we shall continue to have the Credit Risk on all Receivables approved by us in writing pursuant to, and to the extent provided in, this Agreement.
  For purposes of this subsection (b), " Credit Loss"  shall mean the aggregate net face amount of all of your Receivables generated during a Contract Year which we determine to have remained wholly or partially unpaid at maturity solely because of the financial inability of the customer to  pay regardless of whether such determination is made in any such Contract Year, or  at any other time; provided, however, that for the purposes of computing such aggregate net face amount under this subparagraph (b), the net face amount of any such Receivable shall be
  limited to the unpaid amount of such Receivable on  the   date the actual
  write off is entered on our books for such Receivable.

    5.  MATURED FUNDS

    On the last day of each month, we shall credit your account with interest at the average Federal Funds Rate (as defined in the Credit Agreement) in effect during such month on the average daily balance of any amounts payable by us to you hereunder (as confirmed by us by appropriate credit to your account with us) which are not drawn by you on the Maturity
  Date, while held by us after the Maturity  Date.

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                                    -3-

    6.  CHARGES; BALANCES; RESERVES

    We may charge to your account all Obligations. Unless otherwise specified, all Obligations, including any debit balance in your account, shall be payable on demand. Recourse to security will not be required at any time. All credit balances or other sums at any time standing to your credit and all Reserves on our books, and all of your property in our possession at any time or in the possession of any parent, affiliate or subsidiary of ours or on or in which we or any of them have a lien or security interest, may be held and reserved by us as security for all Obligations. We will account to you monthly and each monthly accounting statement will be fully binding on you and will constitute an account stated, unless, within ninety (90) days after such statement is mailed to you or within ninety (90) days after the mailing of any adjustment thereof we may make, you give us specific written notice of exceptions.

    7.  REPRESENTATIONS AND WARRANTIES; DISPUTES; RETURNS; CHARGEBACKS

      (a) You warrant and represent that each Receivable purchased hereunder is a bona fide, enforceable obligation created by the absolute sale and delivery of goods or the rendition of services in the ordinary course of business; you have good title to the Receivable free of any encumbrance except in favor of us or in favor of the Hongkong and Shanghai Banking Corporation Limited (the "Hongkong Bank") your customer is unconditionally obligated to pay at maturity the full amount of each Receivable purchased hereunder without defense, counterclaim or offset, real or alleged; all documents in connection therewith are genuine; and the customer will accept the goods or services without alleging any defense, counterclaim, offset, dispute or other claim whether arising from or relating to the sale of such goods or services or arising from or relating to any other transaction or occurrence (a "Dispute").

      (b) You further represent and warrant that (i) your address set forth above is that of your chief place of business and chief executive office and the location of all "Collateral" (as hereinafter defined) and of your books and records relating to the Receivables, subject to the understanding that on and after May 1, 1995, your chief place of business and chief executive office, as well as the location of certain of the "Collateral", and of your books and records relating to the Receivables, shall be at 70 Glen Street, Glen Cove, New York; and (ii) by a separate writing you have disclosed to us the locations of all of your other places of business as well as all trade names or styles, trademarks, divisions or other names under which you conduct business (hereinafter collectively defined as the "Trade Names").

      (c) You shall promptly provide us with duplicate originals of all credits which you issue to your customers and immediately notify us of any merchandise returns or Disputes. You will settle all Disputes at no cost or expense to us; our practice is to allow you a reasonable time to do so. Should we so elect, we may at any time in our discretion (i) withdraw your authority, following the occurrence of the Event of Default which is continuing, to issue credits to your customers without our prior written consent; (ii) litigate Disputes or settle them directly with the customers on terms acceptable to us; or (iii) direct you to set aside, identify as our property and procure insurance satisfactory to us on any returned or repossessed merchandise or other goods which by sale resulted in Receivables theretofore assigned to us
  ("Retained Goods").   All Retained Goods (and the proceeds thereof) shall
  be (A) held by you in trust for us as our property; and (B) subject to a security interest in our favor as security for the Obligations; and (C) disposed of only in accordance with our express written instructions.

      (d) Our Credit Risk, if any, on a Receivable shall immediately terminate without any action on our part in the event that (i) your customer asserts a Dispute (regardless of merit) as a ground for non-payment of the Receivable or returns or attempts to return the goods represented thereby, other than as a result of the customer's inability to pay such Receivable as to which we have the Credit Risk hereunder; or (ii) any warranty as to the Receivable is breached. We may charge to your account at any time the purchase price of any Receivable (or portion thereof) paid by us, as such purchase price is computed in accordance with paragraph 3 of this Agreement on which we do not then have the Credit Risk, together with interest thereon from the due date of such Receivable to the date of chargeback; such action on our part shall not be deemed a reassignment of such Receivable and will not impair our rights thereto or security interest therein, which will continue to be effective until all Obligations are fully satisfied.

      (e) All representations, warranties, covenants and agreements set forth in the Credit Agreement relating in any manner to your Receivables in any way applicable to this Agreement are hereby incorporated by reference and made a part hereof.

    8.  INVOICING; PAYMENTS; RETURNS

    Each of your invoices and all copies thereof shall bear a notice (in form satisfactory to us) that it is owned by and payable directly and only to us at locations designated by us, and you shall furnish us with duplicate originals of your invoices accompanied by a confirmatory assignment thereof. Your failure to furnish such specific assignments shall not diminish our rights. You shall procure and hold in trust for us and furnish to us at our request satisfactory evidence of each shipment and delivery or rendition of services. Each invoice shall bear the terms stated on the customer's order, as submitted to us, whether or not the order has been approved by us, and no change from the original terms of the order shall be made without our prior written consent. Any such change not so approved by us shall automatically terminate our Credit Risk, if any, on the Receivable arising from

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                                    -4-

  your performance of the order. You will hold in trust for us and deliver to us any payments received from your customers in the form received, and hereby irrevocably authorize us to endorse your name on all checks and other forms of payment. Each payment made by a customer shall first be applied to Receivables, if any, on which we have the Credit Risk, and the balance, if any, of such payment shall be applied to other Receivables due from such customer. You understand that we shall not be liable for any selling expenses, orders, purchases, contracts or taxes of any kind resulting from any of your transactions, and you agree to indemnify us and hold us harmless with respect thereto, which indemnity shall survive termination of this agreement.

    9.  TERMINATION

      (a) This agreement shall remain in full force and effect until terminated as follows:

        (i) This agreement shall remain in full force and effect unless either of us gives the other party hereto written notice of termination (by certified mail, return receipt requested) no less than ninety (90) days prior to and effective as of January 31, 1996 or any January 31st thereafter; or

        (ii) Should any Event of Default as (defined and) more fully set forth in the Credit Agreement occur; or should the Credit Agreement be terminated for any reason or the Term (as therein defined) thereof be at an end, then in any of such events (each an "Event of Default" hereunder), we may terminate this agreement at any time without notice.

      (b) On the effective date of termination all Obligations shall become immediately due and payable in full without further notice or demand.
  Our rights with respect to Obligations owing to us, or chargeable to your account, arising out of transactions having their inception prior to the effective date of termination, will not be affected by termination. Without limiting the foregoing, all of our security interests and other rights in and to all Receivables, whether then existing or arising thereafter (including assignments and remittance of payments), Retained Goods, credit balances, and any other property in our possession or in the possession of any parent, affiliate or subsidiary of ours and any other security for the Obligations, whether coming into existence or into our or their possession before, on or after the effective date of termination and all proceeds thereof (collectively "Collateral") shall continue to be operative until such Obligations have been fully and finally satisfied or you have given us an indemnity satisfactory to us.


    10.  DEFINITIONS: "RECEIVABLES;" "OBLIGATIONS;" "CREDIT RISK"

    As used herein

      (a) "Receivables" means all amounts and all forms of obligations now or hereafter owing to you (including but not limited to accounts, instruments, contract rights, documents and chattel paper) and general intangibles; all security therefor and guaranties thereof; all of your rights as an unpaid seller of goods and your rights to goods sold which may be represented thereby (including but not limited to your rights of replevin and stoppage in transit); all of your books of account, records, files, and documents relating thereto and the equipment containing said books, records, files and documents; all of your rights under insurance policies relating to the foregoing; the right to use the Trade Names in connection with our rights with respect to the goods; and all proceeds of the foregoing.

      (b) "Obligations" means all amounts of any nature whatsoever, direct or indirect, absolute or contingent, due or to become due, arising or incurred heretofore or hereafter, arising under this or any other agreement, including without limitation the Credit Agreement or any of the Other Documents therein described, or by operation of law, now or hereafter owing by you or by any of your subsidiaries or affiliates to us or to any parent, subsidiary or affiliate of ours. Said amounts include, but are not limited to, loans, debts and liabilities heretofore or hereafter acquired by purchase or assignment from other present or future clients of ours. Without limiting the foregoing, Obligations shall include the amounts of all interest, commission, customer late payment charges and bank related charges, costs, fees, expenses, taxes and all Receivables charged or chargeable to your account hereunder, under said Credit Agreement, any of the Other Documents, or under any other agreement now or hereafter in effect between us.

      (c) "Credit Risk" means the risk of loss resulting solely and exclusively from the financial inability of your customer to pay at maturity a Receivable purchased hereunder.


      (d)     "Credit Agreement" shall have the meaning set forth in   the
  introductory paragraph of this Agreement.

  Any terms which are initially capitalized in this Agreement and which are not defined herein, but which are defined in the Credit Agreement, shall have the respective meanings set forth in the Credit Agreement, which definitions shall be incorporated herein by reference and made a part hereof.

    11.  PLACE OF PAYMENT; NEW YORK LAW AND COURT

      (a)  All Obligations shall be paid at our office in New York, New  York.

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                                      -5-

      (b) This agreement shall be governed by and construed according to the laws of the State of New York. All terms used herein, unless otherwise defined herein, shall have the meanings given in the New York Uniform Commercial Code.

      (c) Each of us expressly submits and consents to the exclusive jurisdiction of the Supreme Court of the State of New York, and the United States District Court for the Southern District of New York, with respect to any controversy arising out of or relating to this agreement or any supplement hereto or to any transactions in connection therewith and hereby waives personal service of the summons, complaint or other process or papers to be issued therein and hereby agrees that service of such summons, complaint, process or papers may be made by registered or certified mail addressed to the other party at the address appearing herein.

    12.  REPORTS; RECORDS; ASSURANCES; WAIVERS; REMEDIES; ETC.

      (a) Upon request you shall periodically furnish us with statements showing your financial condition and the results of your operations. We may during normal business hours have access to, and inspect, audit, and make extracts from, all of your records, files and books of account, and we may charge your account with the reasonable costs, fees or expenses incurred in connection therewith.

      (b) You shall perform all acts requested by us to perfect and maintain our security interest and other rights in the Collateral.

      (c) Failure by us to exercise any right, remedy or option under this agreement or delay by us in exercising the same will not operate as a waiver; no waiver by us will be effective unless we confirm it in writing and then only to the extent specifically stated.

      (d) We may charge to your account, when incurred by us, the amount of reasonable legal fees (including fees, expenses and costs payable or allocable to attorneys retained or employed by us) and other costs, fees and expenses incurred by us in negotiating or preparing this agreement and any legal documentation required by us or requested by you in connection with this agreement or any amendments or supplements thereof, of in enforcing our rights hereunder or in connection with the litigation of any controversy arising out of this agreement, or in protecting, preserving or perfecting our interest in, any Collateral, including without limitation all taxes assessed or payable with respect to any Collateral, and the costs of all public record filings, appraisals and searches relating to any Collateral. We may also charge to your account our then standard price for furnishing to you or your designees copies of any statements, records, files or other data (collectively "Reports") requested by you or them other than Reports of the kind furnished to you and our other clients on a regular, periodic basis in the ordinary course of our business. We may file Financing Statements under the Uniform Commercial Code without your signature or, if we so elect, sign and file them as your agent.

      (e) Our rights and remedies under this agreement will be cumulative and not exclusive of any other right or remedy we may have hereunder or under the Uniform Commercial Code or otherwise. Without limiting the foregoing, if we exercise our rights as a secured party we may, at any time or times, without demand, advertisement or notice, all of which you hereby waive, sell the Collateral, or any part of it, at public or private sale, for cash, upon credit, or otherwise, at our sole option and discretion, and we may bid or become purchaser at any such sale, free of any right of redemption which you hereby waive. After application of all Collateral to your Obligations (in such order and manner as we in our sole discretion shall determine), you shall remain liable to us for any deficiency.

      (f) We shall have no liability hereunder (i) for any losses or damages (including indirect, special or consequential damages) resulting from our refusal to assume, or delay in assuming, the Credit Risk, or any malfunction, failure or interruption of communication facilities, or labor difficulties, or other causes beyond our control; or (ii) for indirect, special or consequential damages arising from accounting errors with respect to your  account with us except due to our willful
  misconduct or our gross negligence.   Our liability for any default by us
  hereunder shall be limited to a refund to you of any commission paid by you during the period starting on the occurrence of the default and ending when it is cured or waived, or when this agreement is terminated, whichever is earlier.

      (g) This agreement cannot be changed or terminated orally and is for the benefit of and binding upon the parties and their respective successors and assigns. This agreement supersedes and replaces the Factoring Agreement previously in place between us.

      (h) This agreement shall not be effective unless signed by you below, and signed by us at the place for our acceptance.

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                                      -6-

  (i)  TO THE EXTENT LEGALLY PERMISSIBLE, BOTH YOU AND WE WAIVE ALL
  RIGHT TO TRIAL BY JURY IN ANY LITIGATION RELATING TO TRANSACTIONS UNDER THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

  Very truly yours,

  BNY FINANCIAL CORPORATION

  AGREED TO on this 28th day of February, 1995.

  ACCLAIM ENTERTAINMENT, INC.


  By: /s/_______________________
  Anthony R. Williams
  Title:Executive Vice President



  ACCEPTED at New York, New York, as of the above date.



  BNY FINANCIAL CORPORATION


  By: /s/_______________________
  Title: President

          [SEAL]

  1290 Avenue of the Americas
  New York, New York  10104